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                                                                 Exhibit 10.17.5
                                                                 ---------------

                             CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT (this "Agreement"), effective as of September 17, 2000, is hereby made by and between INDEPENDENT WIRELESS ONE CORPORATION ("IWO") a Delaware corporation, IWO HOLDINGS INC., a Delaware corporation ("Holdings" and along with its wholly owned subsidiary, IWO, the "Corporation") having an office at 319 Great Oaks Boulevard, Albany, New York, 12203-5971 and Mr. J.K. Hage, III, Esq., 610 Charlotte Street, Utica, New York, 13501 (the "Consultant").

                             W I T N E S S E T H:
                             --------------------

     WHEREAS, Consultant wishes to provide strategic consulting and advisory services to the Corporation on the terms and conditions contained herein and shall make himself available to perform such services;

     WHEREAS, the Corporation desires to engage Consultant to provide strategic consulting and advisory services to the Corporation on the terms and conditions herein.

     IT IS THEREFORE AGREED that in consideration of the mutual promises, terms, provisions, and conditions set forth in this Agreement, the parties hereby agree as follows:

     1. Consulting Services. Subject to the terms and conditions set forth in this Agreement, the Corporation hereby offers and Consultant hereby accepts the appointment to act in the capacity of an Independent Contractor for the purposes and upon the terms hereinafter set forth.

     2. Term. This Agreement shall become effective as of the date hereof (the "Effective Date") and shall continue until the date occurring one year after the Effective Date or the death of Consultant or unless and until terminated pursuant to Paragraph 5 below. The term of this Agreement is hereafter referred to as "the term of this Agreement" or "the term hereof."

     3.  Duties.

          (a) Consultant shall assist the Corporation, and/or its affiliates, in
(i) making a transition from the Corporation's prior arrangement for legal services under the Professional Services Agreement between the Corporation and Consultant to a new arrangement to be determined by the Corporation, (ii) recruiting a General Counsel of the Corporation if requested by the Corporation,
(iii) managing the operations of the Corporation as requested by the Corporation and (iv) providing strategic consulting and advisory services to the Corporation as requested by the Corporation.

          (b) During the term hereof, Consultant shall devote and expend for the benefit of the Corporation, such attention and efforts as reasonably requested by the Corporation. During the term hereof, Consultant shall use his best efforts, professional judgment, skill, and knowledge to foster the advancement of the business and interests of the Corporation and shall efficiently perform his duties hereunder. Subject to his ethical and professional responsibilities, Consultant shall be entitled without constraint to engage in any other professional or business
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activity or serve in any industry, trade, governmental, or academic position during the term of this Agreement including, without limitation, telephone, wireless, fiber, internet and cable television businesses. The Corporation agrees that the duties assigned to Consultant shall not oblige Consultant to engage in any activity nor perform any act that would be inconsistent with his ethical and professional responsibilities. Notwithstanding anything to the contrary contained in this paragraph 3, in no event shall Consultant engage in any activity which would in any way actually and materially conflict with the business interests of the Corporation.

     4.  Compensation.

         (a) Services.  The Corporation shall pay, as compensation for all
             --------
services performed by Consultant under and during the term hereof and subject to performance of Consultant's duties and of the obligations of Consultant, pursuant to this Agreement or otherwise, $10,000 per month, payable within fifteen (15) days of the end of each month during the term of this Agreement; provided, that, if Consultant's engagement hereunder is terminated pursuant to
Section 5(b) hereof, Consultant shall be entitled to be paid, within fifteen
(15) days of such termination, an amount equal to the total compensation that would have been paid to Consultant pursuant to this Section 4(a) had such termination not occurred less the amount of compensation that has been previously paid or become payable to Consultant pursuant to this Section 4(a).

         (b) Bonus.  The Corporation shall pay, as a bonus for services
             -----
performed by Consultant pursuant to his engagement hereunder, amounts determined as follows:

             (i) In the event that the closing of a Designated Merger occurs on or prior to December 31, 2000, the Corporation shall pay a bonus in the sum of two hundred fifty thousand dollars ($250,000) on the date of such closing.

             (ii) In the event that the closing of a Designated Merger does not occur on or prior to December 31, 2000, the Corporation shall pay a bonus in an amount up to two hundred fifty thousand dollars ($250,000) based upon Holdings' board of directors (the "Board") reasonable discretionary evaluation of Consultant's individual performance, which amount shall be determined by the Board and shall be paid on January 1, 2001.

             (iii) In the event that the closing of a Designated Merger occurs subsequent to December 31, 2000 and during the term hereof (provided that no closing of a Designated Merger has previously occurred), the Corporation shall pay a bonus in an amount equal to two hundred fifty thousand dollars ($250,000) less the amount paid to Consultant to Section 4(b)(ii) hereof on the date of such closing.

         (c) Business Expenses.  The Corporation shall pay or reimburse
             -----------------
Consultant for all reasonable and necessary business expenses incurred or paid by Consultant in the performance of his duties and responsibilities hereunder, subject to any such reasonable substantiation and documentation as may be specified by the Corporation from time-to-time. Such expenses shall include, without limitation: (i) in accordance with standard Corporation policy, charges for travel, mileage, tolls, parking, and lodging (but not in connection with home-to-Utica office commuting); and (ii) actual costs incurred by Consultant (not including any overhead or administrative factors) for courier services, overnight delivery, postage, online
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research, photocopying, printing, facsimile, long distance charges, and the like. Consultant's said expenses shall be invoiced to the Corporation monthly, and the Corporation shall make payment thereon within thirty (30) days after receipt of each valid invoice.

          (d) Other Benefits.  Consultant shall be entitled during the term
              --------------
hereof to the exclusive use of one (1) laptop computer with all appropriate peripherals, which laptop computer and peripherals shall be the same laptop computer and peripherals in the possession of Consultant as of the date hereof pursuant to the Professional Services Agreement, effective as of December 20, 1999 (the "Professional Services Agreement"), among IWO, Holdings and Consultant; provided, that Consultant shall not be entitled to any payment for upgrades to such laptop computer and peripherals. Consultant shall be entitled during the term hereof to the exclusive use of three (3) wireless telephones, which wireless telephones shall be the same wireless telephones in the possession of Consultant as of the date hereof pursuant to the Professional Services Agreement; provided, that Consultant shall not be entitled to any payment for upgrades to such wireless telephones. Consultant shall be entitled during the term hereof to payment of all tolls and charges associated with the use of such wireless telephones. After the term hereof, Consultant shall be entitled to retain such laptop computer and peripherals and such wireless telephones.

     5.   Termination of Engagement.

          (a) Notwithstanding anything to the contrary express or implied herein, Consultant's engagement hereunder shall terminate upon written notice by either party to the other of the notifying party's intention to terminate Consultant's performance and services hereunder. In such connection it is understood and agreed that the Corporation may terminate this Agreement and dismiss Consultant without cause and for any reason deemed sufficient by the Corporation.

          (b) Notwithstanding anything to the contrary express or implied herein, Consultant's engagement hereunder shall terminate upon the closing of an Approved Sale or a Designated Merger.

          (c) Upon the effective date of notice of termination of Consultant's engagement hereunder pursuant to subsection (a) above or the termination of Consultant's engagement hereunder pursuant to subsection (b) above: (i) the Corporation shall not have any further obligation or liability to Consultant under this Agreement, other than for pro rata fees for services earned and unpaid through the date of termination, as well as for any expense reimbursement accruing through the date of termination; and (ii) all obligations and provisions of this Agreement shall terminate except with respect to any accrued and unpaid or unexercised monetary obligations and except for the provisions of Sections 6 through (and inclusive of) 18 hereof.

     6.   Restrictive Covenants.

          (a) Consultant shall treat either as trade secrets or as confidential or proprietary information of the Corporation (i) any data or information acquired during the course of or as a result of his engagement, which is not otherwise available to Consultant except by

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reason of his engagement, including but not limited to such items as reports or findings from tests, investigative studies, consultations or the like, methodology, proposals, systems, programs, or marketing techniques, and strategies developed by but not generally released by the Corporation or peculiar to the business of any customer of the Corporation and all particularized information relating thereto; (ii) names or lists of the Corporation's clients or information, data, or services made available to such clients not made public by the Corporation and non-public information relating to the operating methods or plans or requirements of any customer of the Corporation; and (iii) any other data or information designated either by the Corporation or by any of its customers or clients as confidential or proprietary.

          (b) All improvements, discoveries, programs, processes, innovations, and inventions (whether or not deemed patentable) conceived, devised, made, developed, or perfected by Consultant during any period of his engagement by the Corporation or any period prior to the effective date hereof during which Consultant was in the service of any entity acquired by the Corporation or any period prior to the effective date hereof during which Consultant was in the service of any entity acquired by the Corporation and related in any material way to the business, including development and research of the Corporation, shall be made and promptly disclosed to the Corporation and the same shall be the sole and absolute property of the Corporation. Upon request of the Corporation, Consultant will execute all documents reasonably deemed appropriate by the Corporation to secure the foregoing rights and for obtaining the grants of patents, both domestic and foreign, with respect to such improvements, discoveries, programs, processes, innovations, or inventions and for vesting title to such patents in the Corporation; provided, however, that Consultant shall not be required to incur any costs or legal expenses in conjunction with the compliance of any such request.

          (c) Consultant agrees to refrain, except as properly required in the business of the Corporation, or as authorized in writing by the Corporation, (i) from using for Consultant's own benefit any matters to be treated as trade secrets or as confidential or proprietary information under Paragraph (a) above;
(ii) from using these matters for the benefit of any other person, firm, or corporation; (iii) from disclosing these matters to any other person, firm, or corporation; and (iv) from authorizing or permitting such disclosure during the term of his engagement or thereafter.

          (d) Consultant agrees to surrender to the Corporation at any time upon request and in any event upon termination of this Agreement, except as the Corporation may otherwise consent in writing, all written documents, sketches, records, or information whether copyrighted or patented or not, or any copies of imitations thereof, whether made by Consultant or not, which embody or contain or describe in any way those matters to be treated as trade secrets or as confidential or proprietary information under Paragraph (a) above. The Corporation shall not unreasonably withhold authorization for Consultant to retain any matters covered by this Paragraph 6, the continued possession of which by Consultant will not, in the Corporation's sole but reasonable opinion, be detrimental to the best interest of the Corporation.

          (e) Consultant agrees, during the term of this Agreement and for a period of two (2) years after the termination thereof, whether such termination be voluntary or not, that Consultant will not except at the direction of the Corporation, either directly or indirectly, for himself as a proprietor, principal partner, director, officer, employee, agent or other

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representative acquire or attempt to acquire the business then conducted by the
Corporation with any customer of the Corporation under any contracts existing or proposals submitted on or before the date of termination of this Agreement; provided, however, that nothing contained in this Subparagraph (e) or elsewhere in this Agreement shall be construed to impede or diminish Consultant's right and entitlement, hereby confirmed, to pursue the practice of law in the furnishing of legal representation to clients, subject only to the constraints of applicable ethical rules and those provisions of this Agreement regarding confidential or proprietary information.

          The term "customer of the Corporation" for purposes hereof shall mean any individual or entity which is the ultimate user or recipient of the Corporation's (or any subsidiary of the Corporation) services and products whether the same be made available directly or to such entity or through an intermediate purchaser of such services and products.

          (f) Consultant agrees to refrain, during the term of his engagement and for one (1) year thereafter, from hiring or offering to hire, except with the written permission of the Corporation, any employee of the Corporation or from enticing away or in any other manner persuading or attempting to persuade any employee of the Corporation to discontinue his relationship with the Corporation; provided, however, that nothing herein shall prohibit Consultant from hiring or offering to hire, any employee of the Corporation where the initial hiring inquiry was solely initiated by any such employee or a third party without direction from Consultant.

          (g) No provision of this Paragraph 6 is intended to limit Consultant's right to use or disclose information which is in the public domain or a matter of common knowledge, or which is generally known in the industry, or acquired by him from a third party not prohibited from making such disclosure to him, or which information was already known to Consultant other than by breach of this Agreement; nor is it intended to limit Consultant's obligation to comply with lawful subpoenas or to other lawful process.

          (h) No act or failure to act shall be a waiver of any right conveyed hereunder, except an express waiver in writing. The rights reserved to the Corporation under this Paragraph 6 of this Agreement are necessarily of a special, unique, unusual, and extraordinary character, which gives them a peculiar value, the loss of which cannot reasonably or adequately be compensated for in damages in an action at law, and the breach by Consultant of any of the provisions in this Paragraph 6 will cause the Corporation irreparable injury. Therefore, in addition to any other available remedies, the Corporation shall be entitled to an injunction to restrain any violation of this Agreement by Consultant, his agents, servants, or employees and all persons, firms, or corporations acting for or with him. The obligations of Consultant under the covenants herein contained shall not cease upon termination of his engagement for whatever reason, except where otherwise limited in time above.

          These covenants contained in this Paragraph 6 on the part of Consultant shall each be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Consultant against the Corporation, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Corporation of such covenants. It is the intention of both parties to make the covenants of this Paragraph 6 binding only to the extent that it may be lawfully done under existing applicable

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law. In the event that any part of any covenant of this Paragraph 6 is determined by a court of law to be overly broad thereby making the covenant unenforceable, the parties hereto agree, and it is their desire, that such court shall substitute a reasonable judicially enforceable limitation in place of the offensive part of the covenant, and that as so modified the covenant shall be as fully enforceable as set forth herein by the parties themselves in the modified form.

     7. Conflicting Agreements. Consultant hereby represents and warrants that the execution of this Agreement and the performance of his obligations hereunder will not breach or be in conflict with any other agreement to which Consultant is a party or is bound and that Consultant is not subject to any covenants against competition or similar covenants that would affect the performance of his obligations hereunder.

     8. Definitions. Words or phrases that are initially capitalized or are within quotation marks shall have the meanings provided in this Section 12 and as provided elsewhere herein. For purposes of this Agreement, the following definitions apply:

          (a) "Affiliate" means (a) any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or
(b) any Person who is a director or officer (i) of such Person, (ii) of any subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, "control" of a Person means the power, directly or indirectly, (x) to vote 50% or more of the securities having ordinary voting power for the election of directors of such Person whether by ownership of securities, contract, proxy or otherwise, or (y) to direct or cause the direction of the management and policies of such Person whether by ownership of securities, contract, proxy or otherwise.

          (b) "Approved Sale" means a transaction or a series of related transactions other than a Designated Merger: (i) including, but not limited to, by way of merger or consolidation, which results in any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), other than (A) any one or more of the Initial Stockholders or Affiliates thereof or (B) a non-U.S. entity with respect to which an Initial Stockholder or Affiliate thereof has an administrative relationship, becoming the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of a majority of the total voting power of the capital stock of Holdings or otherwise able to elect a majority of the board of directors of Holdings (for purposes of this definition, such person or group shall be deemed to beneficially own capital stock of Holdings that is held by any other corporation so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the total capital stock of such other corporation); or (ii) which results in the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of Holdings and its subsidiaries, considered as a whole (other than to an Affiliate thereof).

          (c) "Closing Date" means December 20, 1999.

          (d) "Designated Merger" means a transaction that results in the merger, consolidation or amalgamation of Holdings with or into any Person that results in the conversion of the outstanding shares of capital stock of Holdings into shares of capital stock of such Person (or its Affiliate) and such Person (or its Affiliate) has an affiliation with Sprint Spectrum L.P (or

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its Affiliates) similar to the affiliation between IWO and Sprint Spectrum L.P and its Affiliates (other than with respect to the territory covered).

          (e) "Initial Stockholders" means the stockholders of Holdings who became stockholders as of the Closing Date (including employees or directors of Holdings or any Subsidiary who were granted options to purchase stock as of the Closing Date) and any transferees of such stockholders described in clause (i) or (ii) in the definition of Approved Sale.

          (f) "Subsidiary" means any joint venture, corporation, partnership or other entity as to which Holdings, whether directly or indirectly, has more than 50% of the (i) voting rights or (ii) rights to capital or profits.

          (g) "Person" means an individual, partnership, joint venture, limited liability company, corporation, trust, unincorporated organization or a government or any department or agency thereof.

     9. Assignment. Neither the Corporation nor Consultant may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other; provided, however, that the Corporation may assign its rights and obligations under this Agreement without the consent of Consultant in the event that the Corporation shall hereafter effect a reorganization, or consolidate with or merge into any other Person, or transfer, all or substantially all, of its properties or assets to any other Person. However, any such assignment or delegation shall not relieve the Corporation of its financial obligations to Consultant under this Agreement. Except in conjunction with his estate planning or death, Consultant may not assign any rights under this Agreement. This Agreement shall inure to the benefit of and be binding upon the Corporation and Consultant, and their respective successors, executors, administrators, heirs, and permitted assigns.

     10. Severability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. If, however, such remainder of this Agreement materially changes any right or benefit accruing to Consultant, then Consultant shall have the right to terminate this Agreement on thirty days' written notice to Corporation.

     11. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

     12. Notice. Any notices, requests, demands or other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been given when delivered personally, one (1) day after being sent by recognized overnight courier service with all charges prepaid or charged to the sender's account, or three (3) days after being mailed by

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certified mail, return receipt requested, addressed to the party being notified at the address of such party first set above, or at such other address as such party may hereafter have designated by notice; provided, however, that any notice of change of address shall not be effective until its receipt by the party to be charged therewith. Copies of any notices or other communications to the Corporation shall simultaneously be sent by first class mail to:

               Independent Wireless One Corporation
               319 Great Oaks Boulevard
               Albany, New York  12203-5971

        Notice to Holdings shall be as follows:

               c/o lnvestcorp International Inc.
               280 Park Avenue
               New York, New York  10017
               Telephone:  212-599-4700
               Facsimile:  212-983-7073
               Attention:  Christopher J. Stadler

               With a copy to:

               Gibson, Dunn & Crutcher LLP
               200 Park Avenue
               New York, New York  10166
               Telephone:  212-351-4000
               Facsimile:  212-351-4035
               Attention:  E. Michael Greaney, Esq.

     13. Enforcement of Covenants: Injunctive Relief. Consultant acknowledges and agrees that were he to breach any of the covenants contained in this Agreement, the damage would be irreparable, Consultant therefore agrees that the Corporation, in addition to any other remedies available to either of them, shall be entitled to preliminary and permanent injunctive relief against any breach or threatened breach by Consultant of any of said covenants, without having to post bond.

     14. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior communications, agreements and understandings, written or oral, with respect to the terms and conditions of Consultant's engagement.

     15. Amendment. This Agreement may be amended or modified only by a written instrument signed by Consultant and by an expressly authorized representative of the Corporation.

     16. Headings. The headings and captions in this Agreement are for convenience and in no way define the scope or content of any provision of this Agreement.

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     17.  Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be an original, and all of which together shall constitute one and the same instrument.

     18. Governing Law. This Agreement shall be construed and enforced under and be governed in all respects by the laws of the State of New York, without regard to the conflict of laws principles thereof.

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     IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by Consultant and the Corporation, by its duly authorized representative, as of the date first above written.

INDEPENDENT WIRELESS ONE CORPORATION

BY:  /s/ Solon L. Kandel
     -------------------
     Name:  Solon L. Kandel
     Title:  President and Chief Executive Officer

IWO HOLDINGS, INC.

BY:  /s/ Solon L. Kandel
     -------------------
     Name:  Solon L. Kandel
     Title:  President and Chief Executive Officer

CONSULTANT

/s/ J.K. Hage III
-----------------
J.K. Hage III, Esq.